Exhibit 4.1

EXECUTION VERSION

OFFICE PROPERTIES INCOME TRUST

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Dated as of March 12, 2025

$14,439,000 8.000% Senior Priority Guaranteed Unsecured Notes due 2030

TABLE OF CONTENTS

Appendix

Appendix A – Provisions Relating to the Notes

Exhibits

Exhibit A – Form of Note

Exhibit B – Form of Transferee Letter of Representation

Exhibit C – Form of Supplemental Indenture

INDENTURE, dated as of March 12, 2025, among Office Properties Income Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Company”) having its principal office at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, the other entities (other than the Trustee (as defined below)) listed on the signature pages hereto (the “Initial Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, a national banking organization organized and existing under the laws of the United States, as Trustee (in such role, the “Trustee”).

RECITALS

WHEREAS, the Company has duly authorized the creation and issuance of (i) $14,439,000 aggregate principal amount of 8.000% Senior Priority Guaranteed Unsecured Notes due 2030 (the “Initial Notes”) and (ii) Additional Notes from time to time; and

WHEREAS, the Company and the Initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture (as defined herein).

NOW, THEREFORE, THIS INDENTURE WITNESSETH for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE One

Definitions and Other Provisions of General Application

Section 1.01.         Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)            all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

(d)            unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles;

(e)            unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(f)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt is deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Debt” has the meaning provided in Section 10.07(d)(i).

“Additional Notes” means the Notes issued pursuant to this Indenture subsequent to the Issue Date (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, Notes issued on the Issue Date pursuant to Sections 3.04, 3.05, 3.06, 3.09, 11.08 or Appendix A).

“Adjusted Total Assets” has the meaning provided in Section 10.07(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual Debt Service” as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries, excluding amortization of debt discounts and deferred financing costs.

“Asset Sale” means the sale, conveyance, transfer, investment or other disposition (including any net lease or sale-leaseback of any entire real property (including improvements thereon)) of any Subsidiary Guarantor Assets by the Company or any of its Subsidiary Guarantors; but expressly excluding the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and the Subsidiary Guarantors taken as a whole (which is governed by Section 8.01).

Notwithstanding the preceding provisions, none of the following will be deemed to be an Asset Sale:

(i)            a sale, lease, conveyance, transfer, investment or other disposition of assets between or among the Company or any Subsidiary Guarantor, on the one hand, and any other Subsidiary or entity, on the other hand; provided that concurrently with any sale, lease, conveyance, transfer, investment or other disposition pursuant to this clause (i) by any Subsidiary Guarantor to any Subsidiary or entity that is not a Subsidiary Guarantor, such Subsidiary or entity becomes a Subsidiary Guarantor and expressly assumes all obligations as a Subsidiary Guarantor under the Note Documents pursuant to a supplemental indenture or other documents or instruments in a form reasonably satisfactory to the Trustee;

2

(ii)           any transfer, assignment or other disposition deemed to occur in connection with the creation or granting of Liens not prohibited by Section 10.09;

(iii)          sales, leases, conveyances or other dispositions of property or assets subject to foreclosure proceedings, an Event of Loss, a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind with respect to property or assets;

(iv)          any lease, sublease, license, sublicense, easement, space lease, right to use or occupy, or other right to operate or conduct business or any other similar arrangement of any kind in the ordinary course of business (including, for the avoidance of doubt, the amendment or recast of any of the foregoing in effect on the Issue Date);

(v)           dispositions and/or termination of leases, subleases, licenses or sublicenses; and

(vi)          expirations of any option agreement in respect of real or personal property.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Notes.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board” means either the board of trustees of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by a Secretary or Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Capital Stock” means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

3

“Cash Equivalents” means demand deposits, certificates of deposit or repurchase agreements with banks or other financial institutions, marketable obligations issued or directly and fully guaranteed as to timely payment by the United States of America or any of its agencies or instrumentalities, or any commercial paper or other obligation rated, at time of purchase, “P-2” (or its equivalent) or better by Moody’s or “A-2” (or its equivalent) or better by Standard & Poor’s.

“Commission” means the Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by a Managing Trustee, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(i) interest on Debt of the Company and its Subsidiaries,

(ii) provision for taxes of the Company and its Subsidiaries based on income,

(iii) amortization of debt premium/discount and deferred debt issuance costs,

(iv) provisions for gains and losses on properties and property depreciation and amortization,

(v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and

(vi) amortization of deferred charges.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which on the date hereof is located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

“corporation” means a corporation, association, partnership, limited liability, joint-stock or other company, real estate investment trust or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.03.

4

“Credit Facility” means the credit facilities under, collectively,

(i) the Second Amended and Restated Credit Agreement, dated as of January 29, 2024, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof (the “Credit Agreement”), among the OPI WF Borrower LLC, OPI WF Holding LLC, the Company, the guarantors named therein, the financial institutions named therein, and Wells Fargo Bank, National Association, as administrative agent and/or

(ii) whether or not the agreements referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), and/or (C) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers, guarantors or issuers or lenders or group of lenders, and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of:

(i)            borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(ii)           borrowed money secured by any Lien existing on property owned by the Company or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the Fair Market Value of the property subject to such Lien;

(iii)          the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement;

(iv)            the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock; or

(v)            any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles,

5

to the extent, in the case of items of indebtedness under (i) through (v) above, that any such items (other than letters of credit) would be properly classified as a liability on the Company’s consolidated balance sheet in accordance with generally accepted accounting principles. Debt (1) excludes any indebtedness (A) with respect to which a defeasance or covenant defeasance or discharge has been effected (or an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, the applicable maturity date or redemption date, and any premium or otherwise as provided in the terms of such indebtedness) in accordance with the terms thereof or which has been repurchased, retired, repaid, redeemed, irrevocably called for redemption (and an irrevocable deposit is made with a trustee in an amount at least equal to the outstanding principal amount of such indebtedness, the remaining scheduled payments of interest thereon to, but not including, such redemption date, and any premium) or otherwise satisfied or (B) that is secured by cash or Cash Equivalents irrevocably deposited with a trustee in an amount, in the case of this clause (B), at least equal to the outstanding principal amount of such indebtedness and the remaining scheduled payments of interest thereon and (2) includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary ) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

“Defaulted Interest” has the meaning specified in Section 3.07.

“Defeasance” has the meaning specified in Section 13.02.

“Depositary” means, with respect to Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Notes as contemplated by this Indenture. The Depositary shall initially be The Depository Trust Company, its nominees and their respective successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise,

(i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt),

(ii) is convertible into or exchangeable or exercisable for Debt (other than Subordinated Debt or Disqualified Stock), or

6

(iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or for Subordinated Debt), in each case on or prior to the Stated Maturity of the principal of the Notes.

“Earnings from Operations” for any period means

(i) net earnings, excluding

(1) gains and losses on sales of investments,

(2) extraordinary items,

(3) gains and losses on early extinguishment of debt,

(4) property valuation losses, and

(5) equity in the earnings and losses of Equity Method Investments, plus

(ii) to the extent not included in net earnings, cash distributions received by the Company or its Subsidiaries from Equity Method Investments, in each case as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Method Investments” means equity securities that at the time of determination:

(i) are part of a class of equity securities that is traded on a national or regional securities exchange or a recognized over-the-counter market;

(ii) are issued by an entity (a) to which the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services, (b) that operates in a manner intended to qualify such entity for taxation as a “real estate investment trust” under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended, and (c) that is not a consolidated Subsidiary of the Company; and

(iii) are or in any prior period were accounted for in the consolidated financial statements of the Company using the equity method of accounting.

“Equity Offering” means (i) a public or private sale of Equity Interests (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis to the Company; or (ii) the contribution of cash to the Company as an equity capital contribution.

“Event of Default” has the meaning specified in Section 5.01.

7

“Event of Loss” means any (i) casualty, loss, damage, destruction or other similar loss, (ii) condemnation, taking or seizure by a governmental authority of assets or property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or (iii) settlement in lieu of clause (ii) above.

“Excess Proceeds” means the aggregate amount of Net Proceeds in excess of $150,000,000 received the Company or any Subsidiary of the Company on or after October 1, 2024 in respect of all Asset Sales of Subsidiary Guarantor Assets held thereby; provided that Net Proceeds which are used to voluntarily redeem, repay or otherwise repurchase the Notes shall constitute “Excess Proceeds.”

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Expiration Date” has the meaning specified in Section 1.04.

“Existing Mortgage Notes” means, collectively (i) that certain Loan Agreement, dated as of September 13, 2023, by and among UBS AG, as lender, and CLAY AVE WACO LLC and PRIMERICA PKWY GA LLC, as borrowers; (ii) that certain Loan Agreement, dated as of June 23, 2023, between JPMorgan Chase Bank, National Association, as lender, and STERLING PARK LLC, as borrower; (iii) that certain Loan Agreement, dated as of June 30, 2023, between JPMorgan Chase Bank, National Association, as lender, and RIO ROBLES CA LLC, as borrower; (iv) that certain Loan Agreement, dated as of May 25, 2023, between JPMorgan Chase Bank, National Association, as lender, and 3300 75TH AVENUE LLC, as borrower; (v) that certain Loan Agreement, dated as of June 27, 2023, between JPMorgan Chase Bank, National Association, as lender, and EWING BOULEVARD LLC, as borrower; and (vi) that certain Loan Agreement, dated as of August 8, 2023, between JPMorgan Chase Bank, National Association, as lender, and ECHELON PKWY MS LLC, as borrower (in each case, as amended, restated, replaced, supplemented or otherwise modified from time to time).

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by the Company in good faith.

“Fair Value” means, for an Equity Method Investment, the lower of: (i) the original cost of such investment; or (ii) last reported sale price on the exchange or market on which the class of equity securities of which the investment is a part is primarily traded at the time of valuation.

“Funded Debt” means Debt for borrowed money or any obligation to be liable for, or to pay, as obligor, guarantor or otherwise, such Debt for borrowed money.

“generally accepted accounting principles” means, solely for purposes of determining compliance with any provision of Sections 10.07 and 10.08 which requires the calculation of any financial ratio or percentage, generally accepted accounting principles in the United States of America, which were in effect on July 20, 2017. For all other purposes, “generally accepted accounting principles” means generally accepted accounting principles in the United States of America in effect from time to time.

8

“Government Obligations” has the meaning specified in Section 13.04(a).

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person or any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(ii)           entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indenture” means this indenture as may be amended, restated, supplemented, modified, renewed, refunded, increased, extended, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.

“Initial Default” has the meaning specified in Section 5.02.

“Initial Notes” has the meaning specified in the recitals.

“Initial Subsidiary Guarantors” has the meaning specified in the preamble.

“Interest Payment Date” has the meaning specified in Section 2.01(a).

“Issue Date” means March 12, 2025.

“Joint Venture Interests” means assets of the Company and its Subsidiaries constituting an equity investment in real estate assets or other properties, or in an entity holding real estate assets or other properties, jointly owned by the Company and its Subsidiaries, on the one hand, and one or more other Persons not constituting Affiliates of the Company, on the other, excluding any entity or properties (i) which is a Subsidiary or are properties if the co-ownership thereof (if in a separate entity) would constitute or would have constituted a Subsidiary, or (ii) to which, at the time of determination, the Company’s manager at such time or an Affiliate of the Company’s manager at such time provides management services. In no event shall Joint Venture Interests include equity securities that are part of a class of equity securities that are traded on a national or regional securities exchange or a recognized over-the-counter market or any investments in debt securities, mortgages or other Debt or Equity Method Investments.

9

“Latest Completed Fiscal Quarter” has the meaning specified in Section 10.07(a)(i).

“Lien” means, with respect to any asset, any mortgage, lien, charge, pledge, security interest or other encumbrance of any kind.

“Make-Whole Amount” means, with respect to any Note on any Redemption Date, the greater of:

(i)            1.0% of the principal amount of the Notes; or

(ii)           the excess, if any, of (i) the present value at such Redemption Date of (A) the redemption price of the Note on March 12, 2027, plus (B) all required interest payments due on the Note through March 12, 2027 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of the Note. The Company shall determine the Make-Whole Amount and the Trustee shall have no obligation to calculate or verify the Make-Whole Amount.

“March 2027 Notes” means the Company’s $444,992,000 in aggregate principal amount of Senior Secured Notes due 2027, issued pursuant to the March 2027 Notes Indenture.

“March 2027 Notes Indenture” means that certain Indenture, dated as of December 11, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“March 2029 Notes” means the Company’s $300,000,000 in aggregate principal amount of Senior Secured Notes due 2029, issued pursuant to the March 2029 Notes Indenture.

“March 2029 Notes Indenture” means that certain Indenture, dated as of February 12, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Material Adverse Effect” means any event, circumstance or condition that has had, or could reasonably be expected to have, a material adverse effect on (a) the business, assets, liabilities, results of operations or financial condition of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their payment obligations under this Indenture or (c) the rights and remedies of the Holders.

10

“Maturity,” when used with respect to the Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, but shall not include any date on which the payment of principal of such security is due and payable as a result of any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof.

“Net Proceeds” means, with respect to any Asset Sale of Subsidiary Guarantor Assets, the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of:

(i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and the Company’s good-faith estimate of any income (however, denominated), gross receipts, and franchise or similar taxes paid or payable by the Company or a Subsidiary Guarantor or any of their respective Subsidiaries or joint ventures (including pursuant to tax sharing arrangements or any tax distributions) in connection with such sale, lease, conveyance or other disposition),

(ii) amounts provided as a reserve in accordance with generally accepted accounting principles against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve (other than in connection with a payment in respect of such liability), such amounts shall constitute Net Proceeds),

(iii) the principal amount, premium or penalty, if any, interest and other amounts on either (a) any Debt which is secured by the asset sold in such Asset Sale or (b)the March 2027 Notes and in each case which is required to be repaid or otherwise comes due as a result of such Asset Sale and is repaid (other than any such Debt that is assumed by the purchaser of such asset), and

(iv) cash escrows (until released from escrow to the Company or any Subsidiary) of funds received pursuant to an Asset Sale of Subsidiary Guarantor Assets.

“Note Documents” means this Indenture, the Notes (including Additional Notes) and the related Guarantees.

“Notes” means the Company’s 8.000% Senior Priority Guaranteed Unsecured Notes due 2030, issued under this Indenture, as amended or supplemented from time to time. Unless the context otherwise requires, all references to the “Notes” shall include the Initial Notes and any Additional Notes, and any references to the “principal amount” of the Notes shall include any increase in the principal amount of outstanding Notes as a result of the issuance of Additional Notes.

“Notes Obligations” means all obligations for principal, premium (if any), interest, if any, penalties, fees, indemnifications, reimbursements, damages, liabilities and other amounts payable of the Company and the Subsidiary Guarantors under the Note Documents.

“Notice” has the meaning specified in Section 1.17.

11

“Notice of Default” means a written notice of the kind specified in Sections 5.01(d) and 5.01(g).

“Officer’s Certificate” means a certificate signed on behalf of the Company by a Managing Trustee, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Controller, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of legal counsel addressed to the Trustee. The counsel may be an employee of or counsel to the Company or any Affiliate.

“Optional Redemption” has the meaning specified in Section 11.01(a).

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)          Notes as to which Defeasance has been effected pursuant to Section 13.02 or satisfaction and discharge has been effected pursuant to Article Four; and

(iv)          Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that solely in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, or whether a quorum is present at a meeting of Holders of Notes, (A) the principal amount of Notes which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof, (B) if, as of such date, the principal amount payable is not determinable, the principal amount of Notes which shall be deemed to be Outstanding shall be the principal amount which would be due and payable at the Stated Maturity and (C) Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, or upon any such determination as to the presence of a quorum, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

12

“Paying Agent” means any Person authorized by the Company to pay the principal (and premium, if any) plus any interest on the Notes on behalf of the Company.

“Permitted Liens” means:

(i)            Liens securing (1) taxes, assessments and other charges or levies imposed by any Governmental Authority (x) which are not then due and payable or (y) if due and payable, which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of such Person in accordance with generally accepted accounting principles or (2) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals or other charges incurred in the ordinary course of business, in each case, (x) the failure of which to pay would not reasonably be expected to result in a Material Adverse Effect or (y) if such Lien is the responsibility of a financially responsible tenant, mortgagor or manager to discharge;

(ii)           with respect to any Property, easements, covenants, conditions, rights-of-way, zoning restrictions, encroachments, encumbrances, and rights or restrictions of record on the use of real property and other similar matters of record affecting title that do not (1) secure obligations for the payment of money or (2) in the aggregate, materially impair the use of the affected property for its intended purpose by the Company or any Subsidiary Guarantor in the normal conduct of such Person’s business;

(iii)          Liens granted by any tenant on its leasehold estate in a Property;

(iv)          the interests of tenants, operators or managers of Properties;

(v)           judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default hereunder;

(vi)          non-exclusive licenses of intellectual property rights in the ordinary course of business;

(vii)         Liens securing all obligations under the Existing Mortgage Notes (or any Permitted Refinancing Indebtedness thereof) and the other related documentation in an aggregate principal amount at any time outstanding not to exceed (x) $177,400,000 plus (y) the amount of closing fees, expenses, discounts and other amounts paid in connection therewith; or

(viii)        Liens existing on or before the Issue Date.

13

“Permitted Refinancing Indebtedness” means Debt of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to, or which serves to, extend, refinance, modify, renew, replace, defease, discharge or refund other Debt of the Company or any of its Subsidiaries (other than intercompany Debt); provided that:

(A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Debt so extended, refinanced, modified, renewed, replaced, discharged or refunded except by an amount equal to accrued and unpaid interest and premium (including tender premiums) thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, replacement, substitution, renewal or extension and by an amount equal to any existing revolving commitments unutilized thereunder to the extent that the portion of any existing and unutilized revolving commitment being refinanced was permitted to be drawn immediately prior to such refinancing and such drawing shall be deemed to have been made;

(B) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded; and

(C) if the Debt being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded is subordinated in right of payment to the Notes, the Permitted Refinancing Indebtedness resulting from such extension, refinancing, modification, renewal, replacement, defeasance, discharge or refund is subordinated in right of payment to the Notes on terms at least as favorable to Holders as those contained in the documentation governing the indebtedness being extended, refinanced, modified, renewed, replaced, defeased, discharged or refunded.

For the avoidance of doubt, Permitted Refinancing Indebtedness includes successive incurrences of Permitted Refinancing Indebtedness of the same Debt.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means the place or places where the principal of (and premium, if any) and any interest on the Notes are payable as specified as contemplated by Section 10.02.

“Predecessor Note” means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock that has a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

14

“Property” means any parcel of real property, together with all improvements thereon.

“Record Date” for the interest payable on any Interest Payment Date, if any, means January 15 and July 15 (in each case, whether or not a Business Day) immediately before such Interest Payment Date.

“Redemption Date” means the date fixed for redemption of the Notes by or pursuant to this Indenture.

“Redemption Price” means the price at which the Notes are to be redeemed pursuant to this Indenture.

“Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.

“Secured Debt” means Debt secured by a Lien on the property of the Company or its Subsidiaries.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05(a).

“September 2029 Notes” means the Company’s $609,999,000 in aggregate principal amount of Senior Secured Notes due 2029, issued pursuant to any September 2029 Notes Indenture.

“September 2029 Notes Indentures” means (1) that certain Indenture, dated as of June 20, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (2) that certain Indenture, dated as of October 8, 2024, among the Company, certain other Subsidiaries of the Company from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (within the meaning of Regulation S-X promulgated by the Commission under the Securities Act) of the Company.

15

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereof.

“Stated Maturity,” when used with respect to the Notes or any installment of principal or interest thereon, means the date specified in the Notes as the fixed date on which the principal of such Note or such installment of principal or interest thereon is due and payable.

“Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release (or any successor publication) is not published at the time of any determination under this Indenture, then such other reasonably comparable index which shall be designated by the Company.

“Subordinated Debt” means Debt which by the terms of such Debt is subordinated in right of payment to the principal and interest and premium, if any, on the Notes.

“Subsidiary” means any corporation or other Person of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company, and which is required to be consolidated in accordance with generally accepted accounting principles. For the purposes of this definition, “voting equity securities” means equity securities having voting power for the election of directors or persons serving comparable functions as directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of Article Twelve of this Indenture.

“Subsidiary Guarantor” means each Initial Subsidiary Guarantor and any other Subsidiary of the Company that provides a Subsidiary Guarantee of the Notes in accordance with this Indenture; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor.

“Subsidiary Guarantor Assets” has the meaning specified in Section 10.11(a).

“Subsidiary Guarantor Asset Sale Redemption” has the meaning specified in Section 11.01(b).

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries and (iii) all other assets of the Company and its Subsidiaries on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that the portion of Total Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

16

“Total Unencumbered Assets” as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Debt, (ii) the Fair Value of all Equity Method Investments of the Company and its Subsidiaries not securing any portion of Secured Debt and (iii) all other assets of the Company and its Subsidiaries not securing any portion of Secured Debt on such date determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles); provided that, in determining Total Unencumbered Assets as a percentage of the aggregate outstanding principal amount of Unsecured Debt of the Company and its Subsidiaries on a consolidated basis for purposes of the covenant set forth in Section 10.08 of this Indenture, Joint Venture Interests shall be excluded from Total Unencumbered Assets to the extent such Joint Venture Interests would otherwise be included therein; and provided further that the portion of Total Unencumbered Assets attributable to Equity Method Investments of the Company and its Subsidiaries may not exceed 35%.

“Treasury Rate” means, as of any Redemption Date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to such Redemption Date) of the yield to maturity of U.S. Treasury securities with a constant maturity (as compiled and published in the Statistical Release with respect to each applicable day during such week) most nearly equal to the period from such Redemption Date to March 12, 2027; provided, however, that if the period from the Redemption Date to March 12, 2027 is not equal to the constant maturity of a U.S. Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from such Redemption Date to March 12, 2027 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means any Debt of the Company or its Subsidiaries which is not Secured Debt.

17

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.

Section 1.02.         Compliance Certificates and Opinions

Except (x) in connection with any action related to the issuance of the Initial Notes on (or immediately promptly after) the Issue Date or (y) as otherwise specified in this Indenture, upon any application or request by the Company to the Trustee to take or refrain from taking any action under any provision of this Indenture, the Company shall, upon request by the Trustee, furnish to the Trustee (i) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.04) shall include

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.         Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

18

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.         Acts of Holders; Record Dates

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Notes shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of the Notes shall bind every future Holder of the Notes and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

19

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 1.06.

The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12, in each case with respect to the Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party in writing, and to each Holder of Notes in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to the Notes may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

20

Section 1.05.         Notices, Etc., to Trustee and Company

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with

(i)            the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be by electronic mail) to or with the Trustee at its Corporate Trust Office, Attention: Office Properties Income Trust; 8.000% Senior Priority Guaranteed Unsecured Notes due 2030; or

(ii)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered by electronic means of transmission or to the address listed in Section 1.16.

Section 1.06.         Notice to Holders; Waiver

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. Notwithstanding any other provision of this Indenture or the Notes other than a provision that expressly states that this paragraph is not applicable to the Notes, when this Indenture or the Notes provides for notice of any event (including any notice of redemption) to a Holder of Notes in global form (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for the Notes (or its designee) pursuant to the customary procedures of such Depositary. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.         Trust Indenture Act

Except with respect to specific provisions of the Trust Indenture Act expressly referenced in the provisions of this Indenture, the Trust Indenture Act shall not be applicable to, and shall not govern, this Indenture and the Notes.

21

Section 1.08.         Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

Section 1.09.         Successors and Assigns

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.        Separability Clause

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.        Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.         Governing Law

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13.         Legal Holidays

If any Interest Payment Date, Redemption Date, including pursuant to an Asset Sale for the Notes, or the Stated Maturity for the principal of the Notes falls on a day that is not a Business Day, the payment otherwise payable on such day will be due and payable on the next succeeding Business Day, and no interest will accrue thereon for the period from and after such Interest Payment Date, Redemption Date, including pursuant to an Asset Sale, or the Stated Maturity, as the case may be, through such next succeeding Business Day.

Section 1.14.         Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.15.         No Personal Liability

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST (FORMERLY KNOWN AS SELECT INCOME REIT), DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

22

Section 1.16.         Notices

Notices to the Company or any Subsidiary Guarantor shall be directed to it at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, email: ir@opireit.com, Attention: President; notices to the Trustee shall be directed to it at One Federal Street, 3rd Floor, Boston, Massachusetts 02110, email: david.doucette@usbank.com, fax number (617) 603-6683, Attention: Corporate Trust Department, re: Office Properties Income Trust 8.000% Senior Priority Guaranteed Unsecured Notes due 2030, or as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications (other than those sent to Holders of the Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt is acknowledged, if sent by e-mail or facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 1.17.         Counterparts

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the ESIGN Act of 2000, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC. The Trustee shall have the right to accept and act upon any notice, instruction, or other communication, including any funds transfer instruction, (each, a “Notice”) received pursuant to this Indenture by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) and shall not have any duty to confirm that the person sending such Notice is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized Notice and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that a Notice in the form of an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic Notice.

23

ARTICLE Two

INTEREST RATE; INTEREST PAYMENTS

Section 2.01.         Interest Rate; Interest Payments

(a)            Unless previously redeemed, the Notes will bear interest at 8.000% per annum, payable semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 2025 (each of which shall be an “Interest Payment Date”), to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be January 15 or July 15 (in each case, whether or not a Business Day), as the case may be, immediately before such Interest Payment Date.

(b)            Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(c)            If any scheduled Interest Payment Date, the Stated Maturity or any Redemption Date falls on a day that is not a Business Day, the applicable payment will be made on the next Business Day and no interest will accrue thereon for the period from and after such Interest Payment Date, the Stated Maturity or such Redemption Date.

ARTICLE Three

the notes

Section 3.01.         Form and Dating

Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s (or the Authenticating Agent’s) certificate of authentication and (ii) any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, the rules of any securities exchange agreements to which the Company is subject, if any, or usage; provided that any such notation, legend or endorsement is in form reasonably acceptable to the Company. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication. The terms and provisions contained in the form of the Notes shall constitute and are hereby expressly made a part of this Indenture.

24

Section 3.02.         Denominations

The Notes shall be issued only in registered form without coupons and only in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

Section 3.03.         Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Company by a Responsible Officer. The signature of any of these officers on the Notes may be manual, electronic (including DocuSign or other electronic platform) or facsimile.

Notes bearing the manual, electronic (including DocuSign or other electronic platform) or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate (whether itself or via the Authenticating Agent), which such authentication may be by manual, electronic (including DocuSign or other electronic platform) or facsimile signature, (a) on (or immediately promptly after) the Issue Date, Initial Notes for original issue up to an aggregate principal amount of $14,439,000 and (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in minimum denominations of $2,000 in principal amount and any integral multiples of $1,000 in excess thereof.

The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any such agent. An Authenticating Agent has the same rights as any Security Registrar, co-Security Registrar, Paying Agent or transfer agent to deal with the Company or an Affiliate of the Company.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04.         Temporary Notes

Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

25

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture.

Section 3.05.         Registration, Registration of Transfer and Exchange

(a)            The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 10.02 a register (being the combined register of the Security Registrar and all transfer agents designated pursuant to Section 10.02 for the purpose of registration of transfer of Notes and sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

(b)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. A transferee of the Notes shall be deemed to have represented and agreed to the matters as provided in Appendix A. A transfer in violation of the requirements of Appendix A shall be void ab initio.

(c)            Subject to Section 3.05(b), upon surrender for registration of transfer of any Note at the office or agency of the Company maintained pursuant to Section 10.02 for such purpose in a Place of Payment for that Note, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount.

(d)            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(e)            Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(f)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 not involving any transfer.

26

(g)            If the Notes are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (B) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 3.06.         Mutilated, Destroyed, Lost and Stolen Notes

If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.         Payment of Interest; Interest Rights Preserved

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Record Date for such interest.

27

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful; the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (or the corresponding succeeding Business Day) (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 3.07 provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner set forth in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)            The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 3.07, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

28

Section 3.08.         Persons Deemed Owners

Prior to due presentment of a Note for registration of transfer, the Company, each Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal, premium, if any, and any interest (subject to Section 3.07), if any on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

Section 3.09.         Cancellation

All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of as directed by a Company Order or, in the absence of such a Company Order, in the Trustee’s customary manner, which manner shall be communicated in writing to the Company.

Section 3.10.         Currency

The principal of each Note payable at its Maturity shall be paid against presentation and surrender thereof at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts.

Section 3.11.         ISIN/CUSIP Numbers

The Company, in issuing the Notes, may use “ISIN” and/or “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use such “ISIN” and/or “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will notify the Trustee of any change in “ISIN” and/or “CUSIP” numbers.

Section 3.12.         Amount

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $14,439,000.

29

Subject to Section 10.07, the Company may, from time to time after the Issue Date, without notice to or consent of the Holders, create and issue Additional Notes under this Indenture. Furthermore, Notes may be authenticated and delivered upon registration of transfer, exchange or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 3.09, 11.08 or Appendix A. With respect to any Additional Notes issued after the Issue Date, there shall be (a) established in or pursuant to a Board Resolution and (b) (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)	the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2)	the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(3)	if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the Depositary for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Appendix A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Notes in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof.

If any terms of any Additional Notes are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

The Initial Notes and any Additional Notes will, at the Company’s option, be treated as a single class for all purposes under this Indenture, including, without limitation, requests, demands, authorizations, directions, notices, consents, waivers or other actions hereunder; provided, that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number and/or ISIN, if applicable.

ARTICLE Four

Satisfaction and Discharge

Section 4.01.         Satisfaction and Discharge of Indenture

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a)            either

(i)            all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

30

(ii)           all such Notes not theretofore delivered to the Trustee for cancellation

(A)            have become due and payable, or

(B)            will become due and payable at their Stated Maturity within one year, or

(C)            are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and any accrued and unpaid interest, if any, on, such Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient to the extent that the amount deposited with the Trustee is equal to such redemption premium calculated as of the date of the notice of redemption, with any deficit on the Redemption Date only required to be deposited with the Trustee on or prior to the Redemption Date (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid);

(b)            the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

31

Section 4.02.         Application of Trust Money and Government Obligations

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of (and premium, if any), and any interest on, such Notes for whose payment such money has been deposited with the Trustee.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

ARTICLE Five

Remedies

Section 5.01.         Events of Default

“Event of Default,” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            default in the payment of the principal of (and premium, if any) the Notes at the Stated Maturity, upon redemption or otherwise (including, a default in making a payment to purchase Notes pursuant to a Subsidiary Guarantor Asset Sale Redemption) on the date specified for payment in the applicable offer or notice;

(b)            default in the payment of any interest on the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;

(c)            [reserved];

(d)            default in the performance of, or breach of, any covenant of the Company or any Subsidiary Guarantor in this Indenture, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e)            the Company, a Subsidiary Guarantor or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, or (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

32

(f)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, a Subsidiary Guarantor or a Significant Subsidiary in an involuntary case, (ii) appoints a Custodian of the Company, a Subsidiary Guarantor or such Significant Subsidiary or for all or substantially all of its property, or (iii) orders the liquidation of the Company, a Subsidiary Guarantor or such Significant Subsidiary, and the order or decree remains unstayed and in effect for 90 days;

(g)            a default under any bond, debenture, note or other evidence of indebtedness for borrowed money of the Company or a Subsidiary Guarantor, or under any mortgage, indenture or other instrument of the Company or a Subsidiary Guarantor under which there may be issued or by which there may be secured any indebtedness for borrowed money of the Company or a Subsidiary Guarantor (or by any Subsidiary, the repayment of which the Company or a Subsidiary Guarantor has guaranteed or for which the Company or a Subsidiary Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $25,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $25,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; provided, however, that if there is no other senior indebtedness of the Company or the Subsidiary Guarantors, the maturity of which would be accelerated by a default under any of the Company’s or the Subsidiary Guarantor’s indebtedness in an aggregate principal amount of $25,000,000 or less, the references to $25,000,000 in this clause shall be replaced by the lesser of (i) the indebtedness cross-default amount contained in the Company’s or the Subsidiary Guarantor’s then existing senior secured credit facility, if any, and (ii) such other senior indebtedness, as long as such amount is greater than $25,000,000, not to exceed $50,000,000. Such default shall not be an Event of Default if the indebtedness shall have been discharged, or such acceleration has been rescinded or annulled, within a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of more than 25% in aggregate principal amount of the Outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” under this Indenture; or

(h)            any Subsidiary Guarantee of a Subsidiary Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantees, as the case may be.

Section 5.02.         Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or 5.01(f)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority of the principal amount of the Outstanding Notes may declare the principal amount of the Notes plus accrued and unpaid interest, if any, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 5.01(e) or 5.01(f) occurs, the principal amount of the Notes plus accrued and unpaid interest, if any, shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

33

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(a)            the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)            the principal of (and premium, if any) the Notes which have become due otherwise than by such declaration of acceleration and any interest thereon,

(ii)           to the extent that payment of such interest is lawful, interest upon overdue interest on the Notes, and

(iii)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)            all Events of Default, other than the non-payment of the principal on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

If a default for a failure to report or failure to deliver a required certificate in connection with another default (such other default, the “Initial Default”) occurs, then at the time such Initial Default is cured, the default for a failure to report or failure to deliver a required certificate in connection with the Initial Default will also be cured without any further action and any default or Event of Default for the failure to comply with the time periods prescribed under Section 10.10 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by Section 10.10 or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

34

Without limiting the generality of the foregoing, it is understood and agreed that if the Notes are accelerated solely in respect of an Event of Default specified in Section 5.01(e) or 5.01(f), the premium applicable with respect to an Optional Redemption of the Notes specified in Section 11.01 will also be due and payable as though the Notes were optionally redeemed on the date of such acceleration and shall constitute part of the Notes Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages (and not unmatured interest under Bankruptcy Law) sustained by each Holder as the result of the early redemption and the Company and each Subsidiary Guarantor agree that it is reasonable under the circumstances currently existing. The premium shall also be payable if the Notes (and/or this Indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). THE COMPANY AND EACH SUBSIDIARY GUARANTOR EXPRESSLY WAIVE (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company and each Subsidiary Guarantor expressly agree (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company and the Subsidiary Guarantors giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company and each Subsidiary Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company and each Subsidiary Guarantor expressly acknowledge that the agreement to pay the premium to Holders as herein described was a material inducement to Holders to purchase the Notes.

Section 5.03.         Collection of Indebtedness and Suits for Enforcement by Trustee

The Company covenants that if:

(a)            default is made in the payment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)            default is made in the payment of principal of (and premium, if any) the Notes at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal of (and premium, if any), and interest on the Notes, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem reasonably necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04.         Trustee May File Proofs of Claim

In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

35

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.05.         Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 5.06.         Application of Money Collected

Any money collected by the Trustee pursuant to this Article shall be applied in the following order and at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due to the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid on the Notes for the principal of (and premium, if any), and any interest on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal of (and premium, if any), and any interest, respectively; and

THIRD: To the Company.

Section 5.07.         Limitation on Suits

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless

(a)            such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

36

(b)            the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)            such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture or any Note, except in the manner herein or therein provided and for the equal and ratable benefit of all of such Holders.

Section 5.08.         Unconditional Right of Holders to Receive Payment

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.         Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.         Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

37

Section 5.11.         Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.         Control by Holders

The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes, provided that

(a)            such direction shall not be in conflict with any rule of law or with this Indenture, and

(b)            the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.         Waiver of Past Defaults

The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except a default

(a)            in the payment of the principal of (and premium, if any) or interest on the Notes, or

(b)            in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of each Holder of Outstanding Notes affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14.         Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 5.14 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

38

Section 5.15.         Waiver of Usury, Stay or Extension Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE Six

The Trustee

Section 6.01.         Certain Duties and Responsibilities

The duties and responsibilities of the Trustee shall be as provided by this Indenture. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02.         Notice of Defaults

If a default occurs hereunder with respect to the Notes, the Trustee shall give the Holders of Notes notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in clause (d) of Section 5.01 with respect to the Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

Section 6.03.         Certain Rights of Trustee

Subject to the provisions of Section 6.01:

(a)            the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

39

(b)            any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board shall be sufficiently evidenced by a Board Resolution;

(c)            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d)            the Trustee may consult with counsel of its own selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)            the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(j)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and the Person employed to act hereunder.

40

Section 6.04.         Not Responsible for Recitals or Issuance of Notes

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 6.05.         May Hold Notes

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.06.         Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 6.07.         Compensation and Reimbursement

The Company agrees

(a)            to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)            to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 6.08.         Conflicting Interests

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes and any other indentures of the Company.

41

Section 6.09.         Corporate Trustee Required; Eligibility

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes, which may be Trustee hereunder for the Notes. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Notes shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10.         Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Trustee may be removed at any time with respect to the Notes by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

If at any time:

(i)            the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Notes, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

42

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes and that at any time there shall be only one Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders of Notes and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to all Holders of Notes in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 6.11.         Acceptance of Appointment by Successor

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes, the Company, the retiring Trustee and such successor Trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein such successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor Trustee relates.

43

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.12.         Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.13.         Preferential Collection of Claims Against Company

The Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. For purposes of Sections 311(b)(4) and (6) of the Trust Indenture Act:

(a)            “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)            “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

44

Section 6.14.         Appointment of Authenticating Agent

The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Notes with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

45

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

If an appointment with respect to the Notes is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

As Trustee

As Authenticating Agent

By
Authorized Signatory

If all of the Notes may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such Notes.

Section 6.15.         Rules by Trustee

The Trustee may make reasonable rules for any Act of Holders or a meeting of Holders of Notes.

46

ARTICLE Seven

Holders’ Lists and Reports by Trustee and Company

Section 7.01.         Company to Furnish Trustee Names and Addresses of Holders

The Company will furnish or cause to be furnished to the Trustee

(a)            semi-annually, not later than 15 days after each Record Date or in the case of any Notes on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates specified by the Trustee (which shall initially be the Interest Payment Dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the Record Date or such semi-annual date, as the case may be, and

(b)            at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 7.02.         Preservation of Information; Communications to Holders

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that the Company and the Trustee and other Persons shall have the protection of Section 312(c) of the Trust Indenture Act.

ARTICLE Eight

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.01.         Company May Consolidate, Etc., Only on Certain Terms

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than a direct or indirect wholly owned subsidiary of the Company), and the Company shall not permit any Person (other than a direct or indirect wholly owned subsidiary of the Company) to consolidate with or merge into the Company, unless:

(a)            The Company is the surviving corporation (as defined herein) or, in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a corporation (as so defined) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Notes and the performance or observance of every covenant of this Indenture;

47

(b)            immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee comply with this Section 8.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries in accordance with this Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

Section 8.02.         Subsidiary Guarantor May Consolidate, Etc., Only on Certain Terms; Successor Substituted.

A Subsidiary Guarantor may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person (other than the Company or another Subsidiary Guarantor), and a Subsidiary Guarantor may not permit any other Person (other than the Company or another Subsidiary Guarantor) to consolidate with or merge into it, unless:

(a)            either (1) the Subsidiary Guarantor is the surviving entity or (2) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such conveyance, transfer or lease has been made is an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, expressly assumes, by a supplemental indenture or other documents or instruments as may be executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Subsidiary Guarantor’s obligations under the Note Documents;

48

(b)            immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Subsidiary Guarantor, any other Subsidiary or the Company as a result of such transaction as having been incurred by the Subsidiary Guarantor, such Subsidiary or the Company at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and

(c)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture or other document or instrument is required in connection with such transaction, that such supplemental indenture and any other documents or instruments as may be executed and delivered to the Trustee comply with this Section 8.02 and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided that this Section 8.02 shall not apply to a transaction that complies with Section 10.11 or to a transaction pursuant to which such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee and this Indenture in accordance with Section 12.04.

Upon any consolidation of a Subsidiary Guarantor with, or merger of a Subsidiary Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of a Subsidiary Guarantor in accordance with this Section 8.02, the successor Person formed by such consolidation or into which such Subsidiary Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Note Documents with the same effect as if such successor Person had been named as a Subsidiary Guarantor in this Indenture, and thereafter, except in the case of a lease, the predecessor Subsidiary Guarantor shall be relieved of all obligations and covenants under this Indenture and its Subsidiary Guarantee.

ARTICLE Nine

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.         Without Consent of Holders

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, any Guarantee and the Notes, for any of the following purposes:

(a)            to evidence the succession of another Person to the Company or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company herein and in the Notes or the covenants of such Subsidiary Guarantor herein or in its Subsidiary Guarantee;

(b)            to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(c)            to add any additional Events of Default for the benefit of the Holders of the Notes;

49

(d)            to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of the Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of any Notes in uncertificated form;

(e)            to add guarantees of or to secure the Notes or any guarantees thereof, including to add collateral with respect to any or all of the Notes and/or Guarantees;

(f)            to evidence the release of any Subsidiary Guarantor or any guarantor of the Notes in accordance with this Indenture;

(g)            to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or a successor paying agent with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of this Indenture (including Section 6.11);

(h)            to cure any ambiguity, to correct or supplement any provision contained herein or in any indenture supplemental hereto which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

(i)            to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance (whether legal or covenant defeasance) or satisfaction and discharge of the Notes; provided that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(j)            [Reserved];

(k)            to comply with the rules of any applicable Depositary;

(l)            to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (l) shall not adversely affect the interests of the Holders of Notes in any material respect;

(m)            [Reserved];

(n)            to conform the provisions of this Indenture, the Guarantees and the Notes to the “Description of New Notes” section of the Company’s offering memorandum, dated February 7, 2025, as supplemented by the Supplement, dated February 13, 2025 and as amended by the Company’s press releases dated February 24, 2025 and March 3, 2025; or

(o)            to make certain changes to this Indenture to provide for the issuance of Additional Notes that are issued in compliance with the terms of this Indenture.

50

Section 9.02.         With Consent of Holders

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, any Guarantee and the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)            change the Stated Maturity of the principal of, or any installment of principal or interest on, any Note, or reduce the principal amount or the rate of interest thereon, or reduce the amount (including the amount of any premium payable) due upon the redemption thereof, or reduce the amount of the principal of a Note which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change the date on which any Note may be subject to redemption, or change any Place of Payment where, or the coin or currency in which, any Note, premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); provided, however, that this clause shall not require the consent of the Holder of each Outstanding Note (and shall only require the consent of Holders of not less than a majority in principal amount of the Outstanding Notes affected) to amend or supplement Section 10.11 (or any definition related thereto);

(b)            reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(c)            modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section or the deletion of this proviso, in accordance with the requirements of this Indenture (including Section 6.11 and clause (g) of Section 9.01, as applicable).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.         Execution of Supplemental Indentures

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to Section 3.12 or this Article Nine; provided that the Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects its rights, duties or immunities under this Indenture or otherwise. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by Section 3.12 or this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

51

Section 9.04.         Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under Section 3.12 or this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.         Reference in Notes to Supplemental Indentures

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to Section 3.12 or this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

ARTICLE Ten

Covenants

Section 10.01.      Payment of Principal, Premium and Interest

The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any), and any interest on, the Notes in accordance with the terms of the Notes and this Indenture.

Section 10.02.      Maintenance of Office or Agency

The Company will maintain in each Place of Payment for the Notes an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

52

Section 10.03.      Money for Notes Payments to Be Held in Trust

If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any), and any interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (and premium, if any), and any interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal of (and premium, if any), and any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal of (and premium, if any), and interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any) and any interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

53

Section 10.04.      Statement by Officers as to Default

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.05.      Existence

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 10.06.      [Reserved].

Section 10.07.      Limitations on Incurrence of Debt and Issuance of Preferred Stock.

(a)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):

(i)            Total Assets as of the end of the fiscal quarter covered by the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted or required under the Exchange Act, with the Trustee ) (such quarter, the “Latest Completed Fiscal Quarter”) prior to the incurrence of such additional Debt; and

(ii)           the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such Latest Completed Fiscal Quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

“Adjusted Total Assets” means the sum of (i) and (ii) above.

(b)            The Company will not, and will not permit any Subsidiary to, incur any additional Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 40% of Adjusted Total Assets.

(c)            The Company will not, and will not permit any Subsidiary to, incur any additional Debt if, immediately after giving effect to the incurrence of such additional Debt and on a pro forma basis, including the application of the proceeds therefrom, the ratio of Consolidated Income Available for Debt Service to Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, and calculated on the assumptions that:

(i)            such Debt and any other Debt incurred by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

54

(ii)            the repayment, retirement or other discharge of any other Debt by the Company and its Subsidiaries on a consolidated basis since the first day of such four-quarter period had occurred at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

(iii)           in the case of Acquired Debt or Debt incurred in connection with or in contemplation of any acquisition, including any Person becoming a Subsidiary, since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(iv)           in the case of any acquisition or disposition by the Company and its Subsidiaries on a consolidated basis of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating interest rate, then, for purposes of calculating the Annual Debt Service, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entirety of such four-quarter period had been the applicable rate for the entirety of such period.

(d)           The Company will not permit any Subsidiary Guarantor to incur any Funded Debt or issue any shares of Disqualified Stock or Preferred Stock; provided that the foregoing limitations shall not apply to:

(i)             Funded Debt in an aggregate principal amount that does not exceed $175,000,000, minus the sum of (x) the aggregate principal amount of Notes issued on the Issue Date outstanding at the time of such incurrence, (y) the principal amount of all other obligations outstanding at the time of such incurrence and incurred under this clause (i) and (z) the aggregate principal amount of Notes issued on the Issue Date that have been redeemed pursuant to an Subsidiary Guarantor Asset Sale Redemption (Funded Debt incurred under this clause (i), the “Additional Debt”);

55

(ii)            the March 2027 Notes (including any guarantees thereof) or any refinancing thereof;

(iii)           the Existing Mortgage Notes (including any guarantees thereof) or any Permitted Refinancing Indebtedness in respect thereof;

(iv)           issuances of Preferred Stock to the Company or any other Subsidiary of the Company;

(v)            issuances of Preferred Stock in connection with a sale or other disposition (including through merger or consolidation), including in connection with a joint venture transaction, if the sale or other disposition does not violate the provisions of Section 10.11 of this Indenture;

(vi)            (A) any Unsecured Debt that is subordinated in right of payment to the Notes and/or (B) any Preferred Stock, in the case of either clause (vi)(A) or (vi)(B), the maturity date (or mandatory redemption date on such Preferred Stock, if applicable) of which is not less than 180 days after the Stated Maturity of the Notes; or

(vii)            the Notes issued on the Issue Date (including any guarantees thereof).

(e)            Notwithstanding the limitations contained in paragraphs (a), (b), (c) and (d) of this Section 10.07, Section 10.08 and Section 10.09, the Company and its Subsidiaries may incur (x) Permitted Refinancing Indebtedness and (y) any Additional Debt permitted by paragraph (d)(i) of this Section 10.07.

Section 10.08.      Maintenance of Total Unencumbered Assets.

The Company and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis in accordance with generally accepted accounting principles.

Section 10.09.      Limitations on Liens.

The Company will not cause or permit any of the Subsidiary Guarantors to create, incur, assume or otherwise cause to exist or become effective any Lien securing Debt upon any material assets or property of any Subsidiary Guarantor other than Permitted Liens. For the avoidance of doubt, this Section 10.09 shall not prohibit the incurrence of the Liens securing the March 2027 Notes.

Section 10.10.      Provision of Financial Information.

Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, it will, within 15 days after each of the respective dates by which it would have been required to file annual reports, quarterly reports and other documents with the Commission if it were so subject:

(1) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual, quarterly and other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it were subject to such Sections,

56

(2) file with the Trustee copies of the annual, quarterly and other reports, financial statements and other documents which it would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, if it was subject to such Sections, and

(3) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder; provided that, the foregoing requirements shall be deemed satisfied if the foregoing materials are available on the Commission’s EDGAR system or on the Company’s website within the applicable time period.

The Trustee shall have no liability or responsibility for the filing, timeliness or content of any such reports, financial statements, documents or information filed by the Company and delivery of such reports, financial statements, documents or information to the Trustee is for informational purposes only and receipt of such shall not constitute constructive notice thereof or any information contained therein.

Notwithstanding the foregoing, if at any time the Notes become guaranteed by any direct or indirect parent company of the Company, the Company may satisfy its obligations under this Section 10.10 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Section 10.11.      Limitation on Asset Sales.

(a)           The Company shall not, and shall not cause or permit any of the Subsidiary Guarantors to consummate an Asset Sale of any Capital Stock of any Subsidiary Guarantor or any assets held by any Subsidiary Guarantor (collectively, the “Subsidiary Guarantor Assets”) unless: (i) the Company (or the Subsidiary Guarantor, as the case may be) receives consideration (including by way of relief from or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale of any such Subsidiary Guarantor Assets at least equal to the Fair Market Value (determined on the date of contractually agreeing to such sale) of the Subsidiary Guarantor Assets issued or sold or otherwise disposed of; and (ii) at least 90% of the consideration received in the Asset Sale of any such Subsidiary Guarantor Assets by the Company or such Subsidiary Guarantor, as the case may be, is in the form of cash or Cash Equivalents. For the avoidance of doubt, the Company and its Subsidiaries may consummate any Asset Sale of any assets that are not Subsidiary Guarantor Assets.

57

(b)           No later than the 60th Business Day following receipt of the Net Proceeds (or such later date to the extent a later date is necessary to comply with the terms of the March 2027 Notes due to securities law considerations in the timing of making repurchase offers) in respect of an Asset Sale of Subsidiary Guarantor Assets that constitute Excess Proceeds, the Company shall be required to issue a notice to redeem such aggregate principal amount of Notes (on a pro rata basis) equal to the Excess Proceeds, at a Redemption Price equal to 100% of the principal amount of such Notes (such redemption, a “Subsidiary Guarantor Asset Sale Redemption”), plus accrued and unpaid interest thereon to, but not including, the Redemption Date. For the avoidance of doubt, the Company shall not be required to redeem (or issue any notice to redeem) Notes using the proceeds of Net Proceeds that do not constitute Excess Proceeds. Any Subsidiary Guarantor Asset Sale Redemption shall be made pursuant to the provisions of Sections 11.04 through 11.08.

(c)           For the purposes of this Section 10.11 (and no other provision), the following shall be deemed to be cash or Cash Equivalents:

(i)             the greater of the principal amount and carrying value of any liabilities (as reflected on the most recent balance sheet of the Company provided hereunder or in the footnotes thereto), or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of the Company (or in the footnotes thereto) if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company, of the Company or any Subsidiary Guarantor, other than liabilities that are by their terms subordinated to the Notes Obligations, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) pursuant to a written agreement which releases the Company or such Subsidiary Guarantor from such liabilities; and

(ii)            any securities received by the Company or such Subsidiary Guarantor from such transferee that are converted by the Company or such Subsidiary Guarantor into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Asset Sale.

(d)           Notwithstanding anything to the contrary in this Indenture, any Net Proceeds (including any Excess Proceeds) in respect of an Asset Sale of any Subsidiary Guarantor Assets that are applied to redeem or otherwise repay or repurchase the March 2027 Notes shall not be required to be applied pursuant to the provisions described under this Section 10.11.

Section 10.12.      Ratings.

(a)           The Company shall use commercially reasonable efforts to cause the Notes to be rated by Standard & Poor’s and Moody’s no later than 60 days after the Issue Date.

58

ARTICLE Eleven

Redemption of Notes

Section 11.01.      Redemption at the Option of the Company

(a)            At any time on or after March 12, 2027, the Company may redeem at its option (an “Optional Redemption”) on any one or more occasions all or any part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on March 12 of the years indicated below:

Year	Percentage
2027	104.000%
2028	102.000%
2029 and thereafter	100.000%

(b)           Prior to March 12, 2027, the Company may redeem all or a part of the Notes upon giving not less than 10 nor more than 60 days’ prior written notice to Holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Amount (as calculated by the Company) as of, and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

(c)           At any time and from time to time prior to March 12, 2027, the Company may redeem the Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 108.000% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under this Indenture on the issue date of the Notes; provided that:

(i)             in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii)            not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under this Indenture remains outstanding immediately thereafter (excluding Notes held by the Company or any of its Subsidiaries), unless all such Notes are redeemed substantially concurrently.

(d)           Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one more conditions precedent as provided in Section 11.05.

(e)           Nothing in this Indenture will limit the Company’s or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, repurchases, privately negotiated transactions or otherwise.

59

Section 11.02.      Election to Redeem; Notice to Trustee

In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 15 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and the principal amount of Notes to be redeemed.

Section 11.03.      Mandatory Redemption

The Company shall only be required to make a mandatory redemption with respect to the Notes as provided in Section 10.11, and the Notes will not otherwise be subject to mandatory redemption or any sinking fund payments.

Section 11.04.      Selection by Trustee of Notes to Be Redeemed

If less than all the Notes are to be redeemed, not more than 60 days prior to the Redemption Date, the Trustee shall select the Notes to be redeemed as a pro rata pass-through distribution of principal, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Note, provided that the unredeemed portion of the principal amount of any Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected not more than 60 days (subject to Section 11.05) prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in case of any Notes selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Note, whether such Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Note shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Note.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

For so long as the Notes are held by The Depository Trust Company (or another depositary), the redemption of the Notes, including the selection of Notes to be redeemed, shall be done in accordance with the policies and procedures of the Depositary.

60

Section 11.05.      Notice of Redemption

Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of Notes to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date, except that any notice of redemption may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a Defeasance of Notes pursuant to Article Thirteen hereof or a satisfaction and discharge of this Indenture pursuant to Article Four hereof. In connection with any redemption of Notes, any such redemption may, at the Company’s discretion, be subject to satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the Redemption Date may be delayed (including more than 60 days after notice is given) until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

All notices of redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price,

(c)           if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any such Notes, the principal amounts) of the Notes to be redeemed and, if less than all the Outstanding Notes are to be redeemed, the principal amount of the Notes to be redeemed,

(d)           that on the Redemption Date the Redemption Price will become due and payable upon the Notes to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)           the place or places where such Notes are to be surrendered for payment of the Redemption Price,

(f)            the applicable “ISIN” and/or “CUSIP” numbers, if any, and

(g)           if applicable, that such redemption may be subject to satisfaction of one or more conditions precedent.

A notice of redemption published as contemplated by Section 1.06 need not identify the particular Notes to be redeemed.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.06.      Deposit of Redemption Price

On or before 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03 of this Indenture) an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on such Redemption Date.

61

Section 11.07.      Notes Payable on Redemption Date

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any of the Notes for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

Section 11.08.      Notes Redeemed in Part

Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the attorney of such Holder duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

ARTICLE Twelve

SUBSIDIARY GUARANTEES

Section 12.01.      Subsidiary Guarantee.

Subject to this Article Twelve, each of the Subsidiary Guarantors hereby jointly, severally and unconditionally guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that:

(a) the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise, and all obligations of the Company to Holders of the Notes or the Trustee under this Indenture or the Notes shall be promptly paid in full or promptly performed, as the case may be, all in accordance with the terms of this Indenture and the Notes; and

62

(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture or the Notes, the release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Unless and until released with respect to any Subsidiary Guarantor in accordance with Section 12.04 of this Indenture, this Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a custodian, trustee, liquidator or other similar official be appointed for all or any part of the Company’s assets. If any Holder of the Notes or the Trustee is required by any court or governmental authority or is otherwise required to return to the Company, any Subsidiary Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, the Notes and this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other, (a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of this Indenture, for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in such Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

63

Section 12.02.      Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder of the Notes, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of the Notes and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture not constituting a fraudulent conveyance or fraudulent transfer under such laws. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the adjusted net assets of each Subsidiary Guarantor, so long as the exercise of such right does not impair the rights of the Holders of the Notes under this Subsidiary Guarantee.

Section 12.03.      Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 12.01 of this Indenture, each Subsidiary Guarantor hereby agrees that this Indenture or a supplemental indenture substantially in the form of Exhibit C attached hereto entered into by such Subsidiary Guarantor, as the case may be, shall be executed on behalf of such Subsidiary Guarantor by an officer or other authorized signatory of such Subsidiary Guarantor.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 12.01 of this Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

If an officer or other authorized signatory of any Subsidiary Guarantor whose signature is on this Indenture or a supplemental indenture entered into by such Subsidiary Guarantor, as the case may be, no longer holds that office or is no longer such an authorized signatory at the time the Trustee authenticates any Note, the Subsidiary Guarantee of such Subsidiary Guarantor shall be valid nevertheless with respect to such Note.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 12.04.      Release of a Subsidiary Guarantor.

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically terminate and be released, all other obligations of such Subsidiary Guarantor under this Indenture will automatically terminate and such Subsidiary Guarantor will be automatically released from its obligations under its Subsidiary Guarantee and its other obligations under this Indenture:

(a)           in the event of a sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, if the sale or other disposition does not violate the provisions of Article Eight of this Indenture;

64

(b)           in the event of a sale or other disposition (including through merger or consolidation) of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary and such Subsidiary Guarantor ceases to be a Subsidiary as a result of the sale or other disposition, if the sale or other disposition does not violate the provisions of Section 10.11 of this Indenture;

(c)           upon the satisfaction and discharge, Defeasance or Covenant Defeasance of the Notes in accordance with Article Four or Article Thirteen of this Indenture;

(d)           upon the liquidation or dissolution of such Subsidiary Guarantor, provided (i) no default under this Indenture or Event of Default has occurred that is continuing; and (ii) any material assets owned by such Subsidiary Guarantor are transferred to the Company or another Subsidiary Guarantor; or

(e)           upon the merger of such Subsidiary Guarantor into, or the consolidation of such Subsidiary Guarantor with the Company or another Subsidiary Guarantor.

At the request of the Company, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions provided for in this Indenture to the release of a Subsidiary Guarantor from its Subsidiary Guarantee have been complied with (provided that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Company), the Trustee shall execute and deliver any appropriate instruments evidencing such release (it being understood that the failure to obtain any such instrument shall not impair any release pursuant to this Section 12.04).

Section 12.05.      Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

Section 12.06.      Waiver of Subrogation.

Until all of the Notes are discharged and paid in full, each Subsidiary Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Subsidiary Guarantor’s obligations under this Subsidiary Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders of the Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of the Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders of the Notes and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or such Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.

65

Section 12.07.      Same Currency; No Set Off.

Each payment to be made by a Subsidiary Guarantor under its Subsidiary Guarantee shall be payable in the currency in which corresponding payment obligations of the Company under the Notes or this Indenture are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.

Section 12.08.      Guarantee Obligations Continuing.

The obligations of each Subsidiary Guarantor under this Indenture shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Subsidiary Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability in such form as counsel to the Trustee may reasonably request and as will prevent any action brought against it in respect of any default under this Indenture being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Subsidiary Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Subsidiary Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Subsidiary Guarantor under this Indenture.

Section 12.09.      No Merger or Waiver; Cumulative Remedies.

To the fullest extent permitted by applicable law, no Subsidiary Guarantee shall operate by way of merger of any of the obligations of a Subsidiary Guarantor under any other agreement. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders of the Notes, any right, remedy, power or privilege under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in this Indenture, the Notes and any other document or instrument between a Subsidiary Guarantor and/or the Company and the Trustee and the Holders of the Notes are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 12.10.      Dealing with the Company and Others.

The Holders and the Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Subsidiary Guarantor under this Indenture and without the consent of or notice to any Subsidiary Guarantor, may to the fullest extent permitted by applicable law:

66

(a)           grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)           take or abstain from taking security or collateral from the Company or the Subsidiary Guarantors or from perfecting security or collateral of the Company or the Subsidiary Guarantors;

(c)           release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company, the Subsidiary Guarantors or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d)           accept compromises or arrangements from the Company;

(e)           apply all monies at any time received from the Company or from any security upon such part of the obligations of the Subsidiary Guarantors under Section 12.01 of this Indenture as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)            otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 12.11.      Enforcement; Expenses.

If any Subsidiary Guarantor defaults in performing any of its obligations under this Indenture, the Trustee may proceed in its name as trustee under this Indenture in the enforcement of such obligations against such Subsidiary Guarantor by any remedy provided by law, whether by legal proceedings or otherwise. Each of the Subsidiary Guarantors, jointly and severally, agree to pay all costs, fees and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by the Trustee, any Holder of the Notes, or the agent, advisor or counsel of the Trustee or any Holder, in enforcing the performance by any Subsidiary Guarantor of its obligations under this Indenture.

ARTICLE Thirteen

Defeasance and Covenant Defeasance

Section 13.01.      Company’s Option to Effect Defeasance or Covenant Defeasance

The Company may, at its option, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Notes upon compliance with the conditions set forth below in this Article.

67

Section 13.02.      Defeasance and Discharge

Upon the Company’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.02, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest, if any, on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

Section 13.03.      Covenant Defeasance

Upon the Company’s exercise under Section 13.01 of a defeasance of the Notes as contemplated by this Section 13.03, (a) the Company shall be released from its obligations with respect to such Notes under Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11 and Section 10.12 and any covenants provided pursuant to clause (b) of Section 9.01 for the benefit of the Holders of such Notes and (b) the occurrence of any event specified in clause (d) of Section 5.01 (with respect to any of Section 8.01, Section 8.02, Section 10.05, Section 10.07, Section 10.08, Section 10.09, Section 10.10, Section 10.11 and Section 10.12 or clause (b) of Section 9.01) shall not be deemed to be an Event of Default on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

68

Section 13.04.      Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to the application of either a Defeasance or Covenant Defeasance, as applicable, to the Notes, as the case may be:

(a)           The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or a successor trustee which satisfies the requirements contemplated by Section 6.09 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (i) money in an amount, or (ii) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on, such Notes on the respective Stated Maturities or the applicable Redemption Date, in accordance with the terms of this Indenture and the Notes; provided that with respect to a Redemption Date, if all or a portion of the Redemption Price is based on or consists of a redemption premium that is required to be calculated based on a treasury rate or other floating or adjustable rate a specified number of days prior to such Redemption Date, the amount deposited shall be sufficient for purposes of the immediately preceding sentence to the extent that the Redemption Price so deposited is calculated using an amount equal to such premium computed using such treasury rate or other floating or adjustable rate as of such specified number of days preceding the date of such deposit. As used herein, “Government Obligations” means, with respect to the Notes, securities that are (x) direct obligations of the government that issued the currency in which such Note is denominated (or, if such Note is denominated in euros, the direct obligations of any government that is a member of the European Monetary Union) for the payment of which such government’s full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation where the relevant government is the United States of America or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

(b)           In the event of an election to have a Defeasance apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge had not occurred.

(c)           In the event of an election to have a Covenant Defeasance apply to the Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance had not occurred.

(d)           No Event of Default with respect to the Notes shall have occurred and be continuing at the time of such deposit (other than an Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged, and, in each case, the granting of liens in connection therewith).

69

(e)           Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any agreement or instrument governing any other indebtedness which is being repaid, repurchased, redeemed, defeased (whether legal or covenant defeasance) or discharged) to which the Company is a party or by which the Company is bound.

(f)            The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance or the Covenant Defeasance have been satisfied.

The Defeasance or Covenant Defeasance will be effective on the day on which all of the applicable conditions above have been satisfied.

Upon satisfaction of such conditions, the Trustee shall, upon written request, execute proper instrument(s) acknowledging such Defeasance or Covenant Defeasance, as the case may be.

Section 13.05.      Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions

Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.06, the Trustee and any such other trustee are referred to collectively, for purposes of this Section 13.05, as the “Trustee”) pursuant to Section 13.04 in respect of any Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and premium (if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 13.04 hereof which, in the opinion or based on a report or certificate of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance, as the case may be.

70

Section 13.06.      Reinstatement

If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any), and any interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or the Paying Agent.

[Remainder of Page Intentionally Left Blank]

71

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

Company:

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

Subsidiary Guarantors:

20 MASS AVE TRS INC.
ACP EAST LLC
CLAY HOLDCO LLC
CRI SIR LLC
EWING HOLDCO LLC
FIRST POTOMAC DC HOLDINGS, LLC
FP 1211 CONNECTICUT AVENUE, LLC
FP 1775 WIEHLE AVENUE, LLC
FP 6310 HILLSIDE CENTER, LLC
FP 840 FIRST STREET, LLC
FP STERLING PARK LAND, LLC
GOV LAKE FAIRFAX INC.
GOV LAKEWOOD PROPERTIES TRUST
GOV NEW OPPTY LP REIT
GOV NEW OPPTY REIT
OPI AL PROPERTIES LLC
OPI TRS INC.
PRIMERICA HOLDCO LLC
SC MERGER SUB LLC
SIR CENTENNIAL LLC
SIR FORT MILL LLC
SIR JOHNSTON LLC
SIR OMAHA LLC
SIR GP REDWOOD CITY LLC
SIR GP SANTA CLARA LLC
SIR HOLDINGS CORPORATION
SIR PROPERTIES REIT LLC
SIR PROPERTIES TRUST
SIR REIT PLANO LLC

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

GOV NEW OPPTY LP, a Delaware limited partnership

By: GOV NEW OPPTY REIT, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

SIR OPERATING PARTNERSHIP LP, a Delaware limited partnership

By: SC Merger Sub LLC, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

SIR REDWOOD CITY LP, a Delaware limited partnership

By: SIR GP Redwood City LLC, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

SIR SANTA CLARA LP, a Delaware limited partnership

By: SIR GP Santa Clara LLC, its general partner

By:	/s/ Brian E. Donley
Name: Brian E. Donley
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David W. Doucette
Name:	David W. Doucette
Title:	Vice President

[Signature Page to Indenture]

Appendix A

PROVISIONS RELATING TO THE NOTES

Section 1.1           Definitions.

(a)	Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in the Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Definitive Note” means a certificated Note bearing, if required, the applicable restricted securities legend set forth in Section 2.2(e) of this Appendix A.

“Distribution Compliance Period,” with respect to any Note, means the period of forty (40) consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the legend set forth in Section 2.2(e)(i) of this Appendix A.

“U.S. person” means a “U.S. person” as defined in Regulation S.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

(b)	Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“IAI Notes”	2.1(a)
“OID Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1      Form and Dating.

(a)           Unless registered or exempt from registration under the Securities Act, the Initial Notes will be resold, initially only to QIBs in reliance on Rule 144A (“Rule 144A Notes”), to institutions which are an “accredited investor” within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (“IAI Notes”) and to non-U.S. persons in reliance on Regulation S (“Regulation S Notes”). Notes so issued may thereafter be transferred to, among others, QIBs, institutional “accredited investors” and purchasers in reliance on Regulation S, subject to the restrictions on transfers set forth herein. Additional Notes offered after the Issue Date may be offered and sold by the Company from time to time pursuant to one or more agreements in accordance with applicable law.

(b)           Global Notes. Each series of IAI Notes shall be issued initially in the form of one or more global IAI Notes (“IAI Global Note”), Regulation S Notes shall be issued initially in the form of one or more global Regulation S Global Notes (the “Regulation S Global Note”) and Rule 144A Notes shall be issued initially in the form of one or more permanent global notes in fully registered form (the “Rule 144A Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The IAI Global Note, Rule 144A Global Note and Regulation S Global Note is each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 3.05 of the Indenture and Section 2.2(c) of this Appendix A.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 3.01 or Section 3.03, as applicable, of the Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)            Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2      Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i)             to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and

(B)             in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with:

(i)             a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)            written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new applicable Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)             The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)           Notwithstanding any other provisions of this Appendix A (other than the provisions of Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)           Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)             Transfers by an owner of a beneficial interest in an IAI Global Note or a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in a Regulation S Global Note, or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)            Prior to the expiration of the applicable Distribution Compliance Period, (A) each Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) beneficial ownership interests in such Regulation S Global Note may only be held through Euroclear or Clearstream. During the applicable Distribution Compliance Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the applicable Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the applicable Distribution Compliance Period. Upon the expiration of the applicable Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)           Upon the expiration of the applicable Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)           Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)           If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon a Company Order, a new Unrestricted Global Note in the appropriate principal amount.

(vi)           A transferee of a Note shall be deemed to have represented and agreed as follows:

(A)            It understands and acknowledges that the Notes and the Guarantees, which have not been registered under the Securities Act, under any other federal, state or other local law pertaining to the registration of securities, or with any securities regulatory authority of any state or other jurisdiction, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer in this Appendix A and the Indenture. Such transferee shall not resell or otherwise transfer any of such Notes and Guarantees, except as provided in this Appendix A and the Indenture. It further acknowledges and agrees that, in the case of Notes sold in reliance upon Regulation S, all offers and sales until the later of 40 days after (i) the issue date and (ii) when the Notes and Guarantees or any predecessor of the Notes are first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S shall be made only in accordance with Section 903 or 904 of Regulation S, pursuant to registration of the securities under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

(B)            It agrees that it will give to each person to whom it transfers the Notes and Guarantees notice of any restrictions on transfer of such Notes and Guarantees. It acknowledges that the Company and the Trustee, as the case may be, reserve the right prior to any offer, sale or other transfer to require the delivery of an opinion of counsel, certifications and/or information satisfactory to Company and the Trustee, as provided in this Appendix A and the Indenture. It acknowledges that prior to any proposed transfer of Notes in certificated form or of beneficial interests in a Global Note (in each case other than pursuant to an effective registration statement) the holder of Notes and Guarantees or the holder of beneficial interests in a Global Note, as the case may be, may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation as provided in this Appendix A and the Indenture.

(C)            It acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Notes and Guarantees are no longer accurate, it shall promptly notify the Company. If it is acquiring the Notes and Guarantees as a fiduciary or agent for one or more investor accounts, it represents that it has investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations, and agreements on behalf of each account.

(e)            Legends.

(i)             Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. [IN THE CASE OF IAI NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), AND AGREES THAT WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(D) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, TO OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE] [IN THE CASE OF RULE 144A NOTES AND REGULATION S NOTES: THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT HAS CERTIFIED THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH SECURITY REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note issued with original issue discount will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE MAY HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED) FOR U.S. FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, IF ANY, ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT TWO NEWTON PLACE, 255 WASHINGTON STREET, SUITE 300, NEWTON, MA 02458-1634.

(ii)            Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Security Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Security Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Security Registrar or the Custodian, to reflect such reduction.

(g)           Obligations with Respect to Transfers and Exchanges of Notes.

(i)             To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04, 9.05 or 11.08 of the Indenture not involving any transfer.

(iii)           Prior to the due presentation for registration of transfer of any Note, the Company, each Subsidiary Guarantor, the Trustee, the Paying Agent or the Security Registrar shall deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.

(iv)           Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee or any transfer agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or the attorney of such Holder duly authorized in writing.

(v)            In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Security Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Security Registrar and the Trustee.

(h)            No Obligation of the Trustee.

(i)             The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3           Definitive Notes.

(a)           Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Definitive Notes. A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under the Indenture. In addition, any Affiliate of the Company or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee. Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Company of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(d) of this Appendix A, bear the Restricted Notes Legend.

(c)           In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

FORM OF NOTE

[Form of Face of Note]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [●]

ISIN [●]

[IAI][RULE 144A][REGULATION S] GLOBAL NOTE

OFFICE PROPERTIES INCOME TRUST

No. [●]

8.000% SENIOR PRIORITY GUARANTEED UNSECURED NOTE DUE 2030

Office Properties Income Trust, a real estate investment trust duly organized and existing under the laws of Maryland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to____________________________, or registered assigns, the principal amount of $_______________________, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto on January 31, 2030.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	OFFICE PROPERTIES INCOME TRUST

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Form of Reverse of Note]

1.            General. The Company issued this Note under an Indenture, dated as of March 12, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Initial Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as Trustee. The terms of this Note include those stated in the Indenture. Capitalized terms used but not defined herein have the meaning given to them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

[This Note is one of the Initial Notes referred to in the Indenture.]1 The Notes include Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes will, at the Company’s option, be treated as a single class for all purposes under the Indenture, including, without limitation, requests, demands, authorizations, directions, notices, consents, waivers or other actions hereunder; provided, that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number and/or ISIN, if applicable.

2.            Interest. Unless previously redeemed, the Notes will bear interest at 8.000% per annum, payable semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 2025, to the Persons in whose names the Notes are registered in the Security Register at the close of business on the Record Date, which shall be January 15 or July 15 (in each case, whether or not a Business Day), as the case may be, immediately before such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any scheduled Interest Payment Date, the Stated Maturity or any Redemption Date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue thereon for the period from and after such Interest Payment Date, the Stated Maturity or such Redemption Date.

3.            Method of Payment. By no later than 11:00 a.m. Eastern Time on the date on which any principal of and premium, if any, and interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium, if any, and interest when due. Interest on any Note which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the immediately preceding January 15 and July 15 (in each case, whether or not a Business Day) at the office or agency of the Company maintained for such purpose pursuant to Section 10.02 of the Indenture. The principal of (and premium, if any), and interest on the Note shall be payable at the office or agency of Paying Agent or Security Registrar designated by the Company maintained for such purpose in the United States or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 10.03 of the Indenture; provided, however, that, at the option of the Company, the principal of (and premium, if any) and interest, may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee, subject to the last sentence of this paragraph. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depository. Payments of any principal of, premium, if any, and interest on any Note is due and payable shall be made without withholding and free and clear of any taxes, except as required by applicable law.

1 For Initial Notes only.

4.            Paying Agent and Security Registrar. Initially, U.S. Bank Trust Company, National Association or one of its Affiliates will act as Paying Agent and Security Registrar. The Company or any of its Affiliates may act as Paying Agent, Security Registrar or co-Security Registrar.

5.            Optional Redemption.

At any time on or after March 12, 2027, the Company may redeem at its option on any one or more occasions all or any part of the Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on March 12 of the years indicated below:

Year	Percentage
2027	104.000%
2028	102.000%
2029 and thereafter	100.000%

Prior to March 12, 2027, the Company may redeem all or a part of the Notes upon giving not less than 10 nor more than 60 days’ prior written notice to Holders, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Make-Whole Amount (as calculated by the Company) as of, and accrued and unpaid interest, if any, to, but not including, the applicable Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date).

At any time and from time to time prior to March 12, 2027, the Company may redeem the Notes with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 108.000% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of the Notes on the relevant Record Date to receive interest due on the relevant interest payment date occurring on or prior to the Redemption Date), in an aggregate principal amount for all such redemptions not to exceed 40% of the aggregate principal amount of the Notes issued under the indenture on the issue date of the Notes; provided that:

(i)	in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(ii)	not less than 50% of the aggregate principal amount of the then-outstanding Notes issued under the Indenture remains outstanding immediately thereafter (excluding Notes held by the Company or any of its Subsidiaries), unless all such Notes are redeemed substantially concurrently.

Any redemption and notice of redemption may, at the Company’s discretion, be subject to the satisfaction of one more conditions precedent as provided in Section 11.05 of the Indenture.

Nothing in this Note or the Indenture will limit the Company’s or its Affiliates’ ability to repurchase or retire Notes other than by redemption, whether by tender offer, exchange offer, open market repurchases, privately negotiated transactions or otherwise.

6.            Mandatory Redemption. The Notes may be subject to redemption from time to time prior to their maturity pursuant to a Subsidiary Guarantor Asset Sale Redemption pursuant to and subject to the terms of Section 10.11 of the Indenture. Other than as set forth in the immediately preceding sentence, the Notes will not be subject to mandatory redemption or any sinking fund payments.

7.            Discharge and Defeasance. The Indenture contains provisions for discharge or defeasance at any time of the entire indebtedness of this Notes or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

8.            Defaults and Remedies. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes, plus accrued and unpaid interest, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

9.            Actions of Holders. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture, any Guarantee and the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Notes at the time to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes at the time, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or this Note, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes, the Holders of not less than a majority in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture and offered the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Outstanding Notes at the time a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

10.            Payments Not Impaired. Notwithstanding any other provision in this Note and/or the Indenture, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and any interest on, this Note on the respective Stated Maturities expressed herein (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

11.            Denominations, Transfer, Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of any authorized denominations and of like tenor and aggregate principal amount, will be issued in the name of the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

12.            Persons Deemed Owners. Prior to due presentment of this Note for registration of transfer, the Company, each Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes whatsoever, whether or not this Note be overdue, and neither the Company, any Subsidiary Guarantor, the Trustee nor any agent of the Company, any Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

13.            Unclaimed Money. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any), and any interest on, any Notes and remaining unclaimed for two years after such principal (and premium, if any), and any interest, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

14.            Subsidiary Guarantees. The Notes will be entitled to the benefits of certain Subsidiary Guarantees made for the benefit of the Holders of the Notes. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Subsidiary Guarantors, the Trustee and the Holders.

15.            No Recourse Against Others. A trustee, director, officer, employee, incorporator, member or shareholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under this Note, the other Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release are part of the consideration for issuance of the Notes.

16.            No Personal Liability. THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING OFFICE PROPERTIES INCOME TRUST (FORMERLY KNOWN AS SELECT INCOME REIT), DATED JUNE 8, 2009, AS AMENDED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF OFFICE PROPERTIES INCOME TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, OFFICE PROPERTIES INCOME TRUST. ALL PERSONS DEALING WITH OFFICE PROPERTIES INCOME TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF OFFICE PROPERTIES INCOME TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

17.            Authentication. This Note shall not be valid until an authorized officer of the Trustee (or an Authenticating Agent) manually or electronically signs the certificate of authentication on the other side of this Note.

18.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.            ISIN and/or CUSIP Numbers. The Company may cause ISIN and/or CUSIP numbers to be printed on the Notes, and if so the Trustee shall use ISIN and/or CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed on the Notes.

20.            Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:_____________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $__________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Security Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter in the form of Exhibit B containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature
Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	___________________
NOTICE: To be executed by an executive officer
Name:
Title

Signature Guarantee*:_____________________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE2

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Date:
Your Signature

2 Include only for Regulation S Global Notes.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $____________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Office Properties Income Trust

Two Newton Place, 255 Washington Street, Suite 300

Newton, MA, 02458-1634

Attention: General Counsel

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[      ] 8.000% Senior Priority Guaranteed Unsecured Notes due 2030 (the “Notes”) of Office Properties Income Trust (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:_________________________

Address:_______________________

Taxpayer ID Number:______________

The undersigned represents and warrants to you that:

1.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment, including the loss of the entirety our investment.

2.            We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Notes of the resale restrictions described above. If any resale or other transfer of the Notes is proposed to be made pursuant to Section 2.2(d) of Appendix A to the indenture under which the Notes were issued prior to the Resale Restriction Termination Date, to an IAI or for an interest in an IAI Note, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:_____________________________     ,

by:

B-1

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of [●], 20[●] (this “Supplemental Indenture”) by and among Office Properties Income Trust (the “Company”), the other parties listed as New Guarantors on the signature pages hereto (each, a “New Guarantor” and, collectively, the “New Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).

W I T N E S E T H

WHEREAS, the Company, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of March 12, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of $14,439,000 aggregate principal amount of 8.000% Senior Priority Guaranteed Unsecured Notes due 2030 (the “Notes”).

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all necessary acts have been done to make this Supplemental Indenture a legal, valid and binding agreement of each New Guarantor in accordance with the terms of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE II
AGREEMENT TO BE BOUND

SECTION 2.1      Agreement to Guarantee. The New Guarantor acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Indenture as indicated by its signature below; (ii) be bound by the Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Subsidiary Guarantor pursuant to the Indenture. The New Guarantor hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article Twelve thereof. The New Guarantor further agrees to execute and deliver, or cause to be executed and delivered, to the Trustee any and all such documents, agreements, instruments, certificates, notices and acknowledgments, and shall take or cause to be taken such further actions which may be required by law or which the Trustee may (without obligation to do so), from time to time, reasonably request to carry out the terms and conditions of the Indenture.

SECTION 2.2      Execution and Delivery. The New Guarantor agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

ARTICLE III
MISCELLANEOUS

SECTION 3.1      Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.2      Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.3      Ratification. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.4      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.5      Effect of Headings. The headings herein are convenience of reference only and shall not affect the construction hereof.

SECTION 3.6      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor.

SECTION 3.7      Benefits Acknowledged. The New Guarantor’s Guarantee is subject to the terms and conditions set forth in the Indenture. The New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

A-2

SECTION 3.8      Successors. All agreements of the New Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Remainder of Page Intentionally Left Blank]

A-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUER:

OFFICE PROPERTIES INCOME TRUST

By:

Name:
Title:

NEW GUARANTORS:

[NEW GUARANTORS]

By:

Name:
Title:

TRUSTEE:

US BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:

A-4